PART III - EXHIBIT 2

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

Print Name of Subscriber:
Amount Invested	$
Number of Shares:

Easton Pharmaceuticals Inc.

SUBSCRIPTION DOCUMENTS

Date

Subscription Instructions

(Please Read Carefully)

Each subscriber for a Share at $0.003 Dollars per Share (the “Share”) of Easton Pharmaceuticals Inc. (Easton Pharmaceuticals) a Wyoming corporation (“the Company”), must complete and execute the Subscription Documents in accordance with the instructions set forth below. The completed documents should be sent to Easton Pharmaceuticals Inc., at 265 Rimrock Road, North York, Ontario, Canada, M3J 3C6.

Payment for the Securities should be made by check payable to the Company and enclosed with the documents as directed in Section III below.

I.	These Subscription Documents contain all of the materials necessary for you to purchase the Shares. This material is arranged in the following order:

•	Subscription Agreement

•	Confidential Prospective Purchaser’s Questionnaire

II.	All investors must complete in detail, date, initial, and sign the Subscription Documents where appropriate. All applicable sections must be filled in.

III.	Payment for the Shares must be made by check as provided below:

Please make your check payable, in the appropriate amount, for the number of Shares purchased (at $0.003 per Share), to “Easton Pharmaceuticals Inc.”. Your check should be enclosed with your signed subscription documents.

All funds received from subscribers will be placed in a segregated Holding Account of the Company. Once the minimum offering amount has been reached the funds will be transferred to the Company’s operating account and will be available for use.

IV.	SPECIAL INSTRUCTIONS

FOR CORPORATIONS. Include copy of Board resolution designating the corporate officer authorized to sign on behalf of the corporation, a Board resolution authorizing the investment, and financial statements.

FOR PARTNERSHIPS. Provide a complete copy of the partnership agreement, questionnaire, and financial statements for each General Partner.

FOR TRUSTS. Provide a complete copy of the instruments or agreements creating the trust, as amended to date.

Subscription Agreement

Print Name of Subscriber:
Amount Invested:	$
Number of Shares:

To:	Easton Pharmaceuticals Inc.

Gentlemen:

1.	Subscription. The undersigned hereby subscribes for Shares of Easton Pharmaceuticals Inc. (Easton Pharmaceuticals Inc.) (the “Company”), a Wyoming corporation, and agrees to invest in the Company $0.003 Dollars per Share for an aggregate investment of $ (the “Investment Amount”) upon the terms and subject to the conditions (a) set forth herein, and (b) described in the Confidential Private Placement Memorandum (“Private Placement Memorandum”) dated October 15, 2012 together with all exhibits thereto and materials included therewith, and all supplements, if any, related to this offering. There is no minimum investment.

2.	Offering. The Company is offering 1,666,666,666 with a minimum subscription of one (1) Share (the “Offering”). The maximum aggregate investment to the Company from this Offering will be Five Million ($5,000,000) Dollars. The Offering is being made to investors pursuant to the Regulation A exemption available under the Securities Act of 1933 (the “Act”).

3.	Documents to be delivered. The undersigned is delivering to the Company executed copies of this Subscription Agreement, Investor Status and Investor Suitability Questionnaire (the “Subscription Documents”). The Subscription Documents should be delivered to Easton Pharmaceuticals Inc. 425 University Avenue, Suite 601, Toronto, Ontario. The undersigned understands and agrees that he or it will not become an investor in the company and the Company shall not consider the undersigned until the Company executes the Agreement.

4.	Making of the investment. The undersigned, simultaneously with the delivery of the Subscription Documents to the Company, hereby tenders to the Company the Investment Amount by certified check made payable to the order of Easton Pharmaceuticals Inc. or as per the Company’s instructions for payment by electronic funds transfer in the amount indicated above.

5.	Acceptance or Rejection of Subscription. The undersigned understands and agrees that the Company reserves the right, exercisable in its sole discretion, to accept or reject any subscription, in whole or in part, for any reason and that the undersigned will be notified by the Company as promptly as practicable as to whether his or its subscription has been accepted or rejected. If the undersigned’s subscription is accepted, in whole or in part, by the Company, the Company will execute this Agreement and return them to the undersigned. If this subscription is rejected by the Company, The investor will be so notified. The undersigned does not have the right to withdraw or revoke his or its subscription during the Offering period, except as provided by certain state laws, except that if more than thirty (30) days shall have passed from the date the Company received completed and executed Subscription Documents and the Investment Amount from the undersigned (the “Acceptance Period”), and the Company has not accepted the subscription during the Acceptance Period, the undersigned may withdraw his or its subscription at any time after the Acceptance Period up until such time that the Company subsequently decides, in its sole discretion, to accept the subscription in whole or in part.

6.	Offering Period. The Company may close in whole or in part or terminate this Offering under any of the following conditions:

(a)	Upon receipt of the maximum offering subscription amount of Five Million ($5,000,000) Dollars,

(b)	Notwithstanding the above, this offer shall terminate upon the termination of the Form 1-A filed by the Company.

7.	Closing. The share subscribed for herein shall not be deemed made by the Company or held by the undersigned until this Agreement has been countersigned by the Company, the Subscription Documents have been delivered to the Company, and the subscription funds have either been transferred via electronic transfer to the Holding Account or the certified funds check has been deposited in the Holding Account. Upon the completion of the aforementioned items, (a) the undersigned shall have invested in the Company the investment amount, (b) the undersigned shall become an investor in Company, (c) the undersigned and the Company shall be bound by the terms of the Private Placement Memorandum and the Subscription Documents and any other undertakings described herein.

8.	Representations and Warranties.

(a)	The Company hereby represents and warrants as follows:

(i)	The Company is a Limited Liability Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

(ii)

This Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditor’s rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies under or by virtue of this Agreement). The Company has all requisite power and authority, corporate and other, to execute and deliver this Agreement and the Note(s) and to consummate the transactions contemplated hereby. All persons who have executed this Agreement and the Note(s) on behalf of the Company have been duly authorized to do so by all necessary corporate action. Neither the execution and delivery of this Agreement and the Note(s) nor the consummation of the transactions contemplated hereby will (A) violate any provision of the Certificate of Incorporation or Operating Agreement of the Company, as currently in effect; (B) violate any judgment, order, injunction, decree or award against, or binding upon, the Company or the securities, assets, properties, operations or business of the Company; or (C) violate any law or regulation applicable to the Company or to the securities, assets, properties, operations or business of the Company.

(b)	In order to induce the Company to accept the subscription made hereby, the undersigned hereby represents and warrants to the Company as follows:

(i)	The undersigned has received the Private Placement Memorandum and the Subscription Documents. The undersigned has read and understands the Private Placement Memorandum and Subscription Documents and the information contained in those documents concerning the Company and this Offering or has caused his or its representative to read and examine the Private Placement Memorandum and Subscription Documents. The undersigned has relied only on the information about the Company contained in these documents and his or its own independent investigation in making his or its subscription. The undersigned understands that the Shares will be issued with the rights and subject to the conditions described in the Private Placement Memorandum and Subscription Documents;

(ii)	The undersigned is familiar with the terms and conditions of the Offering and is aware that his or its investment involves a degree of risk and the undersigned has read the section in the Private Placement Memorandum titled “Risk Factors.”

(iii)	The undersigned hereby specifically accepts and adopts each and every provision of this Agreement and acknowledges and agrees with each and every provision of this Agreement and, upon acceptance by the Company of the subscription made hereby, agrees to be bound by such provisions.

(iv)	The undersigned acknowledges and is aware that there is no assurance as to the future performance of the Company.

(v)	The undersigned, if an individual (A) has reached the age of majority in the state in which he resides and (B) is a bona fide resident and domiciliary (not a temporary or transient resident) of the state set forth below his signature on the signature page hereof and has no present intention of becoming a resident of any other state or jurisdiction. The undersigned, if a partnership, corporation, corporation, trust or other entity, was organized or incorporated under the laws of the jurisdiction set forth below the signature made on its behalf on the signature page hereof and has no present intention of altering the jurisdiction of its organization, formation or incorporation.

(vi)	The undersigned has the financial ability to bear the economic risk of an investment in the Offering, has adequate means of providing for his or its current needs and personal contingencies, has no need for liquidity in the Share(s) and could afford a complete loss of his or its investment in the Offering.

(vii)	The undersigned represents and warrants to the Company that he or it comes within one of the categories of investors as defined in Investor Status document (please indicate by providing your initials next to the appropriate category in which the undersigned is included, and if the undersigned is an Accredited Investor, check the appropriate category of Accredited Investors in which the undersigned is an entity).

(viii)	The undersigned has been given the opportunity to review the merits of an investment in the Offering with tax and legal counsel or with an investment advisor to the extent the undersigned deemed advisable.

(ix)	The undersigned’s overall commitment to invest in the Share(s), which are not readily marketable, is not disproportionate to his or its net worth and his or its investment in the Offering will not cause such overall commitment to become excessive.

(x)	The undersigned has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of an investment in the Offering.

(xi)

The undersigned has been given a full opportunity to ask questions of and to receive (A) answers from the Company and its Managers concerning the terms and conditions of this Offering and the business of the Company and (B) such other information as he or it desired in order to evaluate an investment in the Offering, and all such questions have been answered to the full satisfaction of the undersigned. No oral or written representations have been made or oral or written information furnished to the undersigned or the undersigned’s advisors in connection with the Offering or interests that were in any way inconsistent with this Subscription Agreement. The undersigned is not participating in the Offering as a result of or subsequent to: (1) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or (2) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(xii)	If the undersigned is a corporation, Corporation, partnership, trust or other entity, it is authorized and qualified to make this loan to the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

(xiii)	If the undersigned is a corporation, corporation or partnership, the person signing this Agreement on its behalf hereby represents and warrants that the information contained in this Agreement completed by any shareholders of such corporation, members of such corporation or partners of such partnership is true and correct with respect to such shareholder, member or partner (and if any such shareholder is itself a corporation, corporation or partnership, with respect to all persons having an equity interest in such corporation, corporation or partnership, whether directly or indirectly) and that the person signing this Agreement has made due inquiry to determine the truthfulness and accuracy of the information contained in this Agreement.

(xiv)	The purchase of the Share(s) by the undersigned has been duly authorized, and the execution, delivery and performance of this Agreement does not conflict with the undersigned’s partnership agreement, certificate of incorporation, by-laws, articles of organization, operating agreement or any agreement to which the undersigned is a party and this Agreement is a valid and binding agreement enforceable against the undersigned in accordance with its terms.

(xv)	‘The undersigned hereby represents that he or it is subscribing for the Shares as principal or as trustee, solely for the account of the undersigned, for investment purposes only and not with a view to, or for, subdivision, resale, distribution, or fractionalization thereof, in whole or in part, or for the account, in whole or in part, of others, and, except as disclosed herein, no other person has a direct or indirect beneficial interest in the Share(s). The undersigned will hold the Share(s) as an investment and has no reason to anticipate any change in circumstances or other particular occasion or event, which would cause the undersigned to attempt to sell any of the Share(s).

(xvi)	The undersigned acknowledges his or its understanding that (A) the Offering of the Share(s) by the Company has not been registered under the

Act, as amended, or the securities laws of certain states in reliance on specific exemptions from registration, (B) the Confidential Memorandum and Subscription Documents have not been filed with or reviewed by the Securities and Exchange Commission or the securities department of any state and no securities administrator of any state or the federal government has recommended or endorsed this Offering or made any finding or determination relating to the fairness of an investment in the Company, and (C) the Offering of the Share(s) by the Company is intended to be exempt from registration pursuant to Section 3 (b) of the Act and the rules promulgated there under by the Securities and Exchange Commission, and that the undersigned’s Share(s) cannot be sold, pledged, assigned or otherwise disposed of unless they are registered under the Act or an exemption from such registration is available.

(xvii)	The undersigned represents and warrants that he or it will not transfer or convey all or part of his or its financial interest in the Share(s) unless such Share(s) are subsequently registered under the Act, or an exemption from such registration is available and without (A) the prior written consent of the Company and (B) an opinion of counsel acceptable to the Company and its counsel to the effect that the Share(s) may be transferred without violation of the registration requirements of the Act or any applicable state securities laws, as may be amended from time to time. The undersigned further acknowledges that there can be no assurance that the Company will file any Form 1-A for the Share(s) for which the undersigned is subscribing, that such Form 1-A, if filed, will be declared effective or, if declared effective, that the Company will be able to keep it effective until the undersigned sells the Share(s) registered thereon.

(xviii)	The undersigned understands that this Agreement is subject to the Company’s acceptance and may be rejected by the Company at any time in its sole discretion in whole or any part prior to issuance of the Share(s) with respect to the undersigned’s subscription, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned’s subscription. The Company reserves the right to withdraw the Offering at any time.

(xix)	The undersigned acknowledges that this Agreement shall become binding upon the undersigned when it is countersigned by the Company and the undersigned is not entitled to cancel, terminate, or revoke this subscription before or after acceptance by the Company, except as otherwise provided in this Agreement.

(xx)	All information provided by the undersigned in the Investor Status and Investor Suitability Questionnaire which accompanies this Agreement is true and accurate in all respects, and the undersigned acknowledges that the Company will be relying on such information to its possible detriment in deciding whether the Company wishes to sell these Share(s) to the undersigned.

9.	Foreign Person. If the undersigned has indicated on the signature page of this Agreement that he, she or it is a foreign person, he, she or it agrees to notify the Company in writing within sixty (60) days of becoming a nonresident alien, foreign corporation, foreign partnership, foreign trust, foreign estate or other foreign entity, as the case maybe.

10.	Indemnity. The undersigned agrees to indemnify and hold harmless the Company, its managers, members, agents, attorneys and affiliates and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in this Agreement or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

11.	Notice. All notices in connection with this Agreement shall be in writing and personally delivered or delivered via overnight mail, with written receipt therefore, or sent by certified mail, return receipt requested, to each of the parties hereto at their addresses set forth above (or such other address as may hereafter be designated by either party in writing in accordance with this Section 11) with a copy, in the case of notice to the Company, to Easton Pharmaceuticals Inc., 425 University Avenue, Toronto, Ontario. Such notice shall be effective upon personal or overnight delivery or five (5) days after mailing by certified mail.

12.	Miscellaneous.

(a)	This Agreement is not assignable by the undersigned. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and, subject to the above limitation, their assigns, and shall not be enforceable by any third party.

(b)	This Agreement shall be deemed to have been made in the State of Delaware and any and all performance hereunder, or breach thereof, shall be interpreted and construed pursuant to the laws of the State of Delaware without regard to conflict of laws rules applied in State of Delaware. The parties hereto hereby consent to personal jurisdiction and venue exclusively in the State of Delaware with respect to any action or proceeding brought with respect to this Agreement.

(c)

This Agreement contains all oral and written agreements, representations and arrangements between the parties with respect to its subject matter, and no representations or warranties are made or implied, except as specifically set forth herein. No modification, waiver or amendment of any of the provisions of this Agreement shall be effective unless in writing and signed by both parties to this Agreement.

(d)	No waiver of any breach of any terms of this Agreement shall be effective unless made in writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall be construed as a waiver of any subsequent breach of that term or of any other term of the same or different nature.

(e)	If any provision or portion of this Agreement or the application thereof to any person or party or circumstances shall be invalid or unenforceable under applicable law, such event shall not affect, impair, or render invalid or unenforceable the remainder of this Agreement.

(f)	Each of the parties hereto shall cooperate and take such actions, and execute such other documents, at the execution hereof or subsequently, as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.

IN WITNESS WHEREOF, the undersigned, by his or its execution hereof, agrees to be bound by this Agreement.

Executed this      day of             , 20    , at              (City),                                          (State).

If the Investor is an INDIVIDUAL, complete the following:
The undersigned (circle one): [is] [is not] a citizen or resident of the United States.
Print Name of Individual:	Print Name of Spouse if Funds are to be invested in Joint Name or are Community Property:

Print Social Security Number of Individual:	Print Social Security Number of Spouse

Signature of Individual	Signature of Spouse if Funds are to be Invested in Joint Name or are Community Property

Print Address of Residence:	Print Telephone Number: ( )

The investor is PARTNERSHIP, CORPORATION, TRUST OR OTHER ENTITY complete the following:
The undersigned (circle one) [is] [is not] a foreign partnership, foreign corporation, trust or foreign estate (as defined in the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.)
Print Name of Partnership, Corporation, Trust or Entity:	Title of Authorized Representative

Signature of Authorized Representative	Print Jurisdiction of Organization or Incorporation

Print Name of Authorized Representative	Print Federal Tax Identification Number

Print Address of Residence:	Print Telephone Number: ( )

ACCEPTANCE

The terms of the foregoing, including the subscription described therein, are agreed to and accepted on this     day of             , 201    .

Easton Pharmaceuticals Inc.

By: